UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 6, 2018 (August 2, 2018)

Solar Senior Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland	814-00849	27-4288022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 23, 2018, the Consolidated Appropriations Act of 2018, which includes the Small Business Credit Availability Act (the “Act”), was signed into law. The Act amends the Investment Company Act of 1940, as amended (the “1940 Act”) to permit a business development company (a “BDC”) to reduce the required minimum asset coverage ratio applicable to it from 200% to 150%, subject to certain requirements described therein.

On August 2, 2018, the board of directors (the “Board”) of Solar Senior Capital Ltd. (the “Company”), including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the Act. As a result, the Company’s asset coverage requirements for senior securities will automatically be changed from 200% to 150%, effective August 2, 2019.

On the same day, the Board recommended the submission of a proposal for stockholders (the Proposal”) to approve the application of the 150% minimum asset coverage ratio to the Company at the Company’s 2018 Annual Meeting of Stockholders (the “Meeting”). If the stockholder proposal is approved by the required votes of the Company’s stockholders at the Meeting, the Company would become subject to the 150% minimum asset coverage ratio the day after such stockholder approval instead of August 2, 2019.

On August 6, 2018, the Company issued a press release regarding the foregoing. The press release, which is incorporated herein by reference, is included as Exhibit 99.1 and may be deemed soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

In connection with the Meeting, the Company plans to file with the SEC and mail to its shareholders a proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement will contain important information about the Proposal and related matters. Investors and security holders are urged to read the Proxy Statement, as well as any amendments and supplements thereto, carefully and in its entirety when it becomes available because it will contain important information about the Proposal and related matters. Investors and security holders will be able to obtain the Proxy Statement and other documents filed with the SEC by the Company, free of charge, from the SEC’s website at www.sec.gov and from the Company’s website at www.solarseniorcap.com. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company’s common stock with respect to the Proposal. Information regarding ownership of the Company’s common stock by the Company’s directors and executive officers will be available in the Proxy Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

99.1	Press Release, dated August 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR SENIOR CAPITAL LTD.

By:	/s/ Richard L. Peteka
Name:	Richard L. Peteka
Title:	Secretary

Date: August 6, 2018

Exhibit 99.1

Solar Senior Capital’s Board Approves Reduction in the Asset

Coverage Requirement; Provides Flexibility to Expand Specialty Finance Platform

NEW YORK, Aug. 06, 2018 (GLOBE NEWSWIRE) — Solar Senior Capital Ltd. (NASDAQ:SUNS) (the “Company” or “Solar Senior Capital”), an externally managed business development company (“BDC”), today announced that effective August 2, 2018, its Board of Directors (the ”Board”), including all Independent Directors, based on the recommendation of its investment advisor, Solar Capital Partners (“SCP”), approved the reduction in the asset coverage requirement under the Investment Company Act of 1940 as allowed under the Small Business Credit Availability Act (“SBCAA”). As a result, effective August 2, 2019, the Company’s asset coverage requirements will be reduced from 200% to 150%. The Company will target a range of 1.25x to 1.50x debt-to-equity, operating at a substantial cushion to the regulatory limit.

In order to potentially accelerate the adoption, the Board authorized the submission of a proposal for voting shareholders to approve the application of the modified asset coverage requirements set forth in revised Section 61(a)(2) of the Investment Company Act of 1940, as modified by the SBCAA. If the Company’s voting shareholders approve the proposal by the required majority of votes at its 2018 Annual Meeting of Shareholders, the 150% asset coverage ratio will become effective on the day after such approval. The Company’s new revolving credit facility, by way of amendment, allows for an asset coverage ratio of 150%.

Solar Senior Capital’s Board approved the reduction of the asset coverage requirement following the Company’s analysis of how the increased leverage flexibility could affect the Company’s strategic priorities and positive long-term value creation for shareholders, as well as an assessment of the associated risks and how they can be managed or mitigated.

Once the 150% coverage ratio becomes effective, the Company expects to use a modest amount of incremental leverage to continue to invest in its current mix of investments, including senior secured first lien cash flow and senior secured first lien specialty finance asset-based loans.

“Solar Senior Capital’s investment strategy is conducive to operating under the modified asset coverage ratio,” said Michael Gross, Chairman and CEO of Solar Senior Capital. “We believe that the senior secured first lien middle market loan asset class—Solar Senior Capital’s investment focus since inception—can prudently be levered above the previous Business Development Company limits. We view this change as a significant opportunity to generate a greater return on equity for Solar Senior Capital.”

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“We have positioned Solar Senior Capital as a diversified niche specialty finance company. The increased leverage flexibility will enable us to grow our senior secured first lien asset-based lending businesses and build and/or acquire other commercial finance platforms. We will finance the First Lien Loan Program’s loans directly on balance sheet, which will increase efficiencies and create new investment capacity for non-qualifying assets that, among other things, enables us to expand our specialty finance verticals,” said Bruce Spohler, Chief Operating Officer of Solar Senior Capital. “In summary, the asset coverage modification will enable us to do more of what we’ve been doing: investing in first lien, senior secured cash flow and asset-based loans.”

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U.S. middle market companies primarily in the form of cash flow first lien senior secured debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact

Solar Capital Ltd.

Investor Relations

(646) 308-8770

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